EXHIBIT 99.1

Arbutus Announces Corporate Update and First Quarter 2018 Financial Results

Two Novel HBV Candidates Planned to Enter Clinical Development in 2018
GalNAc Conjugated RNAi Agent Nominated to Enter IND-Enabling Studies
Strategic Partnership with Roivant to Launch Genevant, an RNA Therapeutics Company
Company to Host a Corporate Update Conference Call Today at 4:30 PM ET

VANCOUVER, British Columbia and WARMINSTER, Pa., May 03, 2018 (GLOBE NEWSWIRE) -- Arbutus Biopharma Corporation (Nasdaq:ABUS), an industry-leading Hepatitis B Virus (HBV) therapeutic solutions company, today announced its first quarter 2018 unaudited financial results and provided a corporate update.

“Our core mission of delivering a cure for chronic HBV is reflected in the advancement of two new, therapeutic candidates into clinical development and a third into IND-enabling studies this year,” said Dr. Mark J Murray, CEO of Arbutus. “This set of agents puts us firmly on the path to delivering a proprietary combination treatment regimen. In addition, this quarter, we launched a new company – Genevant Sciences – jointly-owned with Roivant Sciences. Genevant will employ Arbutus’ LNP and conjugate delivery technologies to develop RNA therapeutics. This development will lead to value creation for Arbutus as it grows and by allowing us to focus entirely on our goal of curing HBV and advancing our robust pipeline of novel HBV agents.”

Recent Highlights and Developments

  Development nomination for AB-729, a subcutaneously delivered RNAi therapeutic using Arbutus' novel GalNAc delivery technology. Expected to enter clinical development in 2019.
  Two oral presentations at EASL 2018 International Liver Congress confirm that Arbutus' preclinical candidates: AB-506 (capsid inhibitor), AB-452 (HBV RNA destabilizer), and AB-729 (GalNAc-conjugated RNAi), function additively to synergistically in preclinical combination studies. Presentations can be found on Arbutus' website under Investors, Events & Presentations, EASL 2018.
  Initiated Phase II multi-dose study combining ARB-1467 (RNAi), tenofovir (TDF), and pegylated interferon (PegIFN). Interim, on-treatment results from this study anticipated in 2H18, followed by complete clinical results in 2019.
  Partnership with Roivant to launch Genevant, a new company jointly-owned by Arbutus and Roivant, focused on the discovery, development, and commercialization of novel RNA-based therapeutics enabled by Arbutus’ LNP and ligand conjugate delivery technologies (collectively, the Delivery Technologies).

Upcoming Milestones

  Mid-2018: Submit AB-506 IND/CTA-regulatory filing to enable Phase I clinical study start (pending approvals).
  Mid-2018: Submit AB-452 IND/CTA-regulatory filing to enable Phase I clinical study start (pending approvals).
  2H18: Interim, on-treatment results from combination study of ARB-1467, TDF, and PegINF.
  2H18: Alnylam regulatory approval for patisiran (Arbutus to receive royalties on sales).
  2019: Submit AB-729 IND/CTA-regulatory filing to enable Phase I clinical study start (pending approvals).

Financial Results

Cash, Cash Equivalents and Investments

As at March 31, 2018, Arbutus had cash, cash equivalents and short-term investments totaling $172.6 million, as compared to $139.0 million in cash and cash equivalents, short-term investments, and restricted investments at December 31, 2017.

On January 12, 2018, the Company closed Tranche 2 for the issue and sale of 664,000 Series A Participating Convertible Preferred Shares ("Preferred Shares") to Roivant, following the October 2017 closing of Tranche 1 for the issue and sale of 500,000 Preferred Shares to Roivant, for total gross proceeds of $116.4 million.  For further details with respect to the Preferred Shares, please refer to Arbutus’ Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on October 3, 2017.

Net Loss

For Q1 2018, the net loss was $17.4 million ($0.36 basic and diluted loss per common share) as compared to a net loss of $18.6 million ($0.34 basic and diluted loss per common share) for Q1 2017.

Revenue

Revenue was $1.4 million in Q1 2018 as compared to $0.2 million in Q1 2017.
In October 2017, Arbutus entered into a license agreement with Gritstone that entitles Gritstone to research, develop, manufacture and commercialize products with the Company’s LNP technology.  In October 2017, the Company received an upfront license payment from Gritstone, and is eligible to receive further potential payments for development and commercial milestone payments and royalty payments on future product sales. Revenue recognized in the Q1 2018 relates to the earned portion of the upfront license fee, as well as services provided to Gritstone.

In addition, Arbutus has ongoing license agreements with Alnylam and Spectrum, under which Arbutus is eligible to receive commercial royalties.

Research, Development, Collaborations and Contracts Expenses

Research, development, collaborations and contracts expenses remained consistent at $13.9 million in Q1 2018 as compared to $13.9 million in Q1 2017.

The Company's R&D expenses predominantly relate to its HBV programs during both periods.  Arbutus initiated a Phase I clinical trial for AB-423 in Q1 2017. In Q1 2018, Arbutus continued to focus on rapidly advancing AB-506 into clinical testing as it has shown striking potency and improved PK over AB-423 in preclinical studies.  Arbutus is waiting for AB-506 results before deciding whether or not to proceed with additional clinical evaluation of AB-423. The Company continues to incur costs related to advancing our clinical and pre-clinical programs.

General and Administrative

General and administrative expenses were $3.7 million in Q1 2018, as compared to $4.3 million in Q1 2017.
General and administrative expenses decreased in Q1 2018 compared to Q1 2017 primarily due to a decrease in non-cash compensation expense related to the expiry of repurchase rights in Q3 2017, offset by professional fees incurred in Q1 2018 related to the launch of Genevant Sciences - see Recent Highlights and Developments above.

Site Consolidation

In Q1 2018, we began executing our previously announced site consolidation plan and recorded expenses of $1.6 million in this respect. We expect total site consolidation expenses to be approximately $5.0 million.

Outstanding Shares
The Company had 55.1 million common shares issued and outstanding at March 31, 2018. In addition, the Company had 5.3 million options outstanding and 1.164 million Preferred Shares outstanding, which will be subject to mandatory conversion into 22.6 million common shares on October 16, 2021 (subject to limited exceptions in the event of certain fundamental corporate transactions relating to Arbutus' capital structure or assets, which would permit earlier conversion at Roivant's option). Assuming the outstanding options and Preferred Shares were converted as of March 31, 2018, the Company would have had 77.2 million common shares outstanding at March 31, 2018.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS (in millions)

	March 31,	December 31,
	2018	2017

Cash and cash equivalents	$12.5	$54.3
Short-term investments	160.1	72.1
Accounts receivable	0.7	0.4
Other current assets	1.9	2.6
Restricted investments	0.0	12.6
Property and equipment, net	11.8	12.2
Intangible assets	58.6	58.6
Goodwill	24.4	24.4
Total assets	$270.0	$237.2
Accounts payable and accrued liabilities	6.5	10.7
Total deferred revenue	1.7	2.7
Deferred lease inducements, net of current portion	0.7	0.7
Liability-classified options	1.2	1.2
Loan payable	0.0	12.0
Site consolidation accrual	1.0	0.0
Contingent consideration	9.6	10.5
Deferred tax liability	16.9	16.9
Total stockholders’ equity	232.4	182.5
Total liabilities and stockholders’ equity	$270.0	$237.2

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW (in millions)

	Three Months Ended
	March 31,
	2018	2017

Net loss for the period	$(17.4)	$(18.6)
Net cash used in operating activities	(20.0)	(17.5)
Net cash provided by (used in) investing activities	(75.7)	23.2
Net cash provided by financing activities	54.4	0.4
Effect of foreign exchange rate changes on cash & cash equivalents	(0.5)	0.4
Net increase (decrease) in cash and cash equivalents	$(41.8)	$6.5
Cash and cash equivalents, beginning of period	54.3	23.4
Cash and cash equivalents, end of period	$12.5	$29.9

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS (in millions)

	Three Months Ended
	March 31,
	2018	2017

Total revenue	$1.4	$0.2
Operating expenses
Research, development, collaborations and contracts	13.9	13.9
General and administrative	3.7	4.3
Depreciation of property and equipment	0.6	0.3
Site consolidation	1.6	0.0
Loss from operations	(18.4)	(18.3)
Other income (losses)	1.0	(0.3)
Net loss	$(17.4)	$(18.6)

Conference Call Today

Arbutus will hold a conference call and webcast today, Thursday, May 3, 2018 at 1:30 PM Pacific Time (4:30 PM Eastern Time) to provide a corporate update. A live webcast of the call can be accessed through the Investor section of Arbutus' website at www.arbutusbio.com. Or, alternatively, to access the conference call, please dial 1-914-495-8556 or 1-866-393-1607.

An archived webcast will be available on the Arbutus website after the event. Alternatively, you may access a replay of the conference call by calling 1-404-537-3406 or 1-855-859-2056 and referencing conference ID 4169558.

About Arbutus

Arbutus Biopharma Corporation is a publicly traded (Nasdaq:ABUS) biopharmaceutical company dedicated to discovering, developing, and commercializing a cure for patients suffering from chronic Hepatitis B (HBV) infection. Arbutus is developing multiple drug candidates, each of which have the potential to improve upon the standard of care (SOC) and contribute to a curative combination regimen to improve patient outcomes and deliver a potential cure for HBV. For more information, visit www.arbutusbio.com.

Forward-Looking Statements and Information

This press release contains forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and forward-looking information within the meaning of Canadian securities laws (collectively, “forward-looking statements”). Forward-looking statements in this press release include statements about developing our GalNAc and LNP platform through a joint partnership with Roivant through a new company called Genevant; more rapid and strategic development of our technologies outside of HBV; offering potential non-dilutive capital on Genevant’s commercialized products; Arbutus retaining its patisiran royalty entitlement and rights to the Delivery Technologies for HBV applications; an IND/CTA filing for AB-729 in late-2018/early-2019; enrolling eligible HBV patients in an ARB-1467 Phase II triple combination study in the first half of 2018, with interim on-treatment results in the second half of 2018, followed by final clinical results in 2019; an IND/CTA filing for AB-506 in mid-2018; an IND/CTA filing for AB-452 in mid-2018; initial regulatory approval for patisiran in 2H18; AB-506, AB-452, and AB-729 targeting clinical combination studies in HBV patients in 2019; and delivering a cure for chronic HBV using a drug combination approach.

With respect to the forward-looking statements contained in this press release, Arbutus has made numerous assumptions regarding, among other things: the timely receipt of expected payments; the effectiveness and timeliness of preclinical and clinical trials, and the usefulness of the data; the timeliness of regulatory approvals; the continued demand for Arbutus’ assets; and the stability of economic and market conditions. While Arbutus considers these assumptions to be reasonable, these assumptions are inherently subject to significant business, economic, competitive, market and social uncertainties and contingencies.

Additionally, there are known and unknown risk factors which could cause Arbutus' actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements contained herein. Known risk factors include, among others: expected payments, financings, and royalties may not be as large or as timely as expected, if at all; anticipated pre-clinical and clinical trials may be more costly or take longer to complete than anticipated, and may never be initiated or completed, or may not generate results that warrant future development of the tested drug candidate; Arbutus may not receive the necessary regulatory approvals for the clinical development of Arbutus' products; economic and market conditions may worsen; and market shifts may require a change in strategic focus.

A more complete discussion of the risks and uncertainties facing Arbutus appears in Arbutus' Annual Report on Form 10-K and Arbutus' continuous disclosure filings, which are available at www.sedar.com and at www.sec.gov. All forward-looking statements herein are qualified in their entirety by this cautionary statement, and Arbutus disclaims any obligation to revise or update any such forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future results, events or developments, except as required by law.

Contact Information

Investors
Tiffany Tolmie
Manager, Investor Relations
Phone: 604-419-3200
Email: ttolmie@arbutusbio.com

Media
David Schull
Russo Partners
Phone: 858-717-2310
Email: david.schull@russopartnersllc.com